EXHIBIT 99.1

Introductory Note

MGO Global Inc. (the “Company”) has recast certain information contained in its Annual Report on Form 10-K for the year ended December 31, 2023, originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024 and amended on June 3, 2024 (“2023 Form 10-K”), as described in Item 8.01 of this Current Report on Form 8-K, to reflect the Company’s reportable discontinued operations and the a reverse stock split of the Company’s common stock at a ratio of 1-for-10. As previously disclosed in a Current Report on Form 8-K, filed with the SEC on March 26, 2024, the Company’s subsidiary, MGOTEAM 1 LLC (“MGO LLC”), assigned all of its rights pursuant to the Trademark License Agreement, dated November 20, 2021, between Leo Messi Management SL and MGO LLC. Therefore, the Company determined that the operations of MGO LLC should be reported as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 205, Presentation of Financial Statements and has recast its previously filed consolidated financial statements. The License Agreement was MGO LLC’s sole asset.

The sections of the 2023 Form 10-K that have been recast in their entirety are as follows:

a. Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

b. Part II, Item 8. Financial Statements and Supplementary Data; and

c. Part IV, Item 15. Exhibits, Financial Statements, Schedules.

Those sections of the 2023 Form 10-K which have not been recast as set forth herein are not materially impacted by the Company’s reportable discontinued operations described in this Current Report on Form 8-K. Accordingly, the recast information set forth in this Exhibit 99.1 to the Current Report on Form 8-K (the “Recast 2023 Form 10-K”) should be read in conjunction with the 2023 Form 10-K.

This Recast 2023 Form 10-K does not reflect events occurring after the April 1, 2024, filing date of the 2023 Form 10-K and does not modify or update the disclosures therein except to reflect the changes in the Company’s reportable discontinued operations. For developments since the filing of the 2023 Form 10-K, refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and its Current Reports on Form 8-K filed subsequent to the 2023 Form 10-K.

MGO GLOBAL INC.

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PART II

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our Consolidated Financial Statements and the related notes included in Item 8 of this Form 10-K. This discussion contains forward-looking statements. Please see the explanatory note concerning “Forward-Looking Statements” in Part I of this Annual Report on Form 10-K and Item 1A. Risk Factors for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not materially affected by inflation.

Overview

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global Inc. (“MGO,” “MGO Global,” the “Company,” “we,” “our” and “us”) has built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

In 2018, MGO signed a global licensing agreement with, Leo Messi Management (“LMM”), soccer legend Lionel Messi’s licensing and management company and created the “Messi Brand” – a line of casual wear and accessories inspired by his trend-setting style and offered on The Messi Store (www.themessistore.com). Designed by MGO co-founder and Chief Brand Officer, Virginia Hilfiger, the Messi Brand’s DNA is rooted in Messi’s personal style and emphasizes accessibility, comfort and ease.

In March 2024, we assigned our global licensing agreement with LMM (“LMM License Agreement”) to Centric Brands, LLC (“Centric”). Centric is a global leading lifestyle brand collective that has expertise in product design, development and sourcing; retail and digital commerce; marketing and brand building. Centric designs, sources, markets and sells high-quality products in the kid’s, men’s and women’s apparel, accessories, beauty and entertainment categories. The company’s portfolio includes licenses for more than 100 iconic brands, including Calvin Klein®, Tommy Hilfiger®, Nautica®, Spyder® and Under Armour® in the kid’s category; Joe’s Jeans®, Buffalo®, Hervé Léger® and IZOD® in the men’s and women’s apparel category; Coach®, Kate Spade®, Michael Kors®, All Saints®, Frye®, Timberland®, Hunter® and Jessica Simpson® in the accessories category; and in the entertainment category, Disney®, Marvel®, Nickelodeon® and Warner Brothers®, among many others. The company also owns and operates Zac Posen®, Hudson®, Robert Graham®, Avirex®, Fiorelli® and Taste Beauty® and operates a joint venture brand, Favorite Daughter, with Sara and Erin Foster. The company’s products are sold through leading mass-market retailers, specialty and department stores and online. The company is headquartered in New York City with U.S. offices in Los Angeles and Greensboro, and international offices in Asia, Europe, Montreal and Toronto. In connection with the assignment of the LMM License Agreement, Centric paid MGO $2,000,000 in cash and assumed the obligation to pay €1,500,000 in aggregate royalty payments due to LMM in 2024. See Note 13 – Discontinued Operations and Note 14 – Subsequent Events included in the Notes to the Consolidated Financial Statements for the years ended December 31, 2023 and 2022.

While the Messi Brand was previously the only asset in our portfolio through early 2023, our business model has remained centered on strategic expansion through collaborations, licensing, acquisitions and organic development. As our brand portfolio expands, we intend to drive the commercial value of each brand through our own DTC platform methodologies, ensuring that each brand maintains its own unique identity while remaining thoughtfully aligned with the values of our customers.

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In November 2022, we formed MGO Digital LLC, a wholly owned subsidiary which leverages data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and introduce to market new, authentic brand concepts.

In March 2023, MGO obtained a royalty-free, worldwide and exclusive license to the assets of Stand CO, LLC, a DTC digitally native brand which offers a line of high quality, residential flagpoles, American flags, solar flagpole light kits, flagpole finials, patriotic-themed apparel and other products. Stand Flagpoles brought to MGO’s brand portfolio immediate revenue generation and the opportunity to further demonstrate the benefits of its end-to-end, data-driven brand-building platform to help accelerate and optimize long-term growth. In late March 2023, the Company formed Americana Liberty, LLC, a wholly owned subsidiary focused exclusively on supporting the new DTC flagpole and related product line.

Guided by the Company’s expertise and fueled by our team’s passion to ultimately grow MGO into a major lifestyle brand portfolio company and its brands into universally recognized symbols of excellence, MGO is committed to exceeding our partners’ and customers’ expectations by creating and delivering innovative, premium lifestyle consumer products and earning lifetime fidelity to our DTC brands through high-touch customer engagement, service and attention.

On July 18, 2024, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Our most critical estimates include those related to revenue recognition, inventories and reserves for excess and obsolescence, accounting for stock-based awards, and income taxes. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting estimates affect the more significant judgments and estimates used in preparing our consolidated financial statements. Please see Note 2 to our consolidated financial statements, which are included in Item15 “Financial Statements and Supplementary Data” of this Annual Report, for our Summary of Significant Accounting Policies. There have been no material changes made to the critical accounting estimates during the periods presented in the consolidated financial statements.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

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The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold is recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold is derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations as income tax expense.

Inventory

Inventory consists of raw materials and finished goods ready for sale and is stated at the lower of cost or net realizable value. We value inventories using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realized value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated net realizable value. As of December 31, 2023 and December 31, 2022, the Company had $25,000 and $0 of inventory obsolescence expense, respectively.

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the requisite service period. The Company estimates the fair value of each stock-based award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Computer	3 years
Equipment	3 years
Internal use software	3 years

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Revenue transactions associated with the sale of The Messi Brand and Stand Flagpoles products comprise a single performance obligation, which consists of the sale of products to customers either through direct wholesale or online sales through our website www.themessistore.com and www.standflagpoles.com. We satisfy the performance obligation and record revenues when transfer of control to the customer has occurred, based on the terms of sale. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. Control is transferred to wholesale customers upon shipment or upon receipt depending on the country of the sale and the agreement with the customer. Control transfers to online customers at the time of shipment. The transaction price is determined based upon the invoiced sales price, less anticipated sales returns, discounts and miscellaneous claims from customers. Payment terms for wholesale transactions depend on the country of sale or agreement with the customer, and payment is generally required within 30 days or less of shipment to or receipt by the wholesale customer. Payment is due at the time of sale for direct wholesale and online transactions.

4

Results of Operations

Year Ended December 31, 2023 as Compared to Year Ended December 31, 2022

The following table provides certain selected financial information for the periods presented:

	December 31, 2023	December 31, 2022	$ Change	% Change
Revenue, net	$3,668,926	$–	$3,668,926	100%
Cost of sales	969,045	–	969,045	100%
Gross profit	2,699,881	–	2,699,881	100%
Gross profit percentage	73.58%	0%
Total operating expenses	8,220,788	177,742	8,043,046	4,525%
Operating loss	(5,520,907)	(177,742)	(5,343,165)	3,006%
Total other (income) expenses	(37,281)	186,760	(224,401)	(120)%
Net loss from continuing operations	$(5,483,626)	$(364,502)	$(5,119,124)	1,404%
Net loss from discontinued operations	(1,886,839)	(2,512,855)	626,016	25%
Net loss	(7,370,465)	(2,877,357)	(4,493,108)	156%
Less: net loss attributable to non-controlling interest	(227,061)	(294,411)	67,350	(23)%
Net loss attributable to MGO stockholders	$(7,143,404)	$(2,582,946)	$(4,560,458)	177%

Revenues

For the year ended December 31, 2023, net revenues were $3,668,926 as compared to $0 reported for the year ended December 31, 2022. Our brand, Stand Flagpoles, was launched in mid-March 2023, accounting for $3,668,926 in sales generated through Stand Flagpole’s ecommerce website.

Cost of Sales

Cost of sales for the year ended December 31, 2023 totaled $969,045, compared to $0 for the year ended December 31, 2022. Our brand, Stand Flagpoles, was launched in mid-March 2023, accounting for $966,045 in cost of sales.

Gross Profit

For the year ended December 31, 2023, gross profit on revenues was $2,699,881 compared to gross profit of $0 reported for the prior year.

Operating Expenses

Total operating expenses for the year ended December 31, 2023, increased 4,525% to $8,220,788 as compared to $177,742 for the previous year. The increase was primarily due to a significant increase in marketing and e-commerce expenses coupled with payroll & independent contractor expenses related to the launch of the Stand Flagpole brand, stock-based compensation expense for stock options and restricted stock units and higher legal, accounting and specialty consulting expenses associated with public company overhead expenses resulting from the Company completing its Initial Public Offering in mid-January 2023.

Other (Income) Expenses

For the year ended December 31, 2023, total other income of $37,281 increased 120% to other expense of $186,760 reported for the prior year. Total other income was primarily associated with interest income on cash balances and remeasurement of foreign currency transactions into U.S. dollars and recorded as finance charges.

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Net Loss

For the year ended December 31, 2023, net loss from continuing operations was $5,483,626, a 1,404% increase over the net loss of $364,502 reported for the year ended December 31, 2022. Net loss from discontinued operations declined to $1,886,839 from a net loss of $2,512,855 for the year ended December 31, 2022, respectively. Overall, net loss totaled $7,370,465 for the year ended December 31, 2023, which is compared to a net loss of $2,877,357 posted for the year ended December 31, 2022. After factoring net loss of $227,061 and $294,411 for non-controlling interest for the year ended December 31, 2023 and 2022, respectively, total net loss attributable to MGO stockholders was $7,143,404 or $5.01 loss per share, and $2,582,946, or $2.45 loss per share, respectively.

Cash Flows

As of December 31, 2023, cash on hand was $836,446 as compared to $32,275 as of December 31, 2022. For the year ended December 31, 2023, cash used in operating activities was $6,978,788, an increase of $5,295,496, compared to $1,683,292 for the year ended December 31, 2022. The increase in cash used in operating activities was mainly driven by an increase in operating loss primarily driven by additional operating costs for Stand Flagpoles operating segment and public company overhead costs, purchases of inventory, decrease in accrued payroll expense and an increase in prepaid expenses over the prior year.

For the years ended December 31, 2023 and 2022, cash used in our investing activities was $325,964 and $0, respectively.

For the year ended December 31, 2023, cash provided by financing activities was $8,125,711, an increase of $6,416,389 as compared to cash provided by financing activities totaling $1,709,303 for the year ended December 31, 2022. The increase was primarily attributable to an increase in the amount of funds raised in the IPO and exercises of warrants in conjunction with the IPO in January 2023, net of expenses of $1,065,145.

Liquidity and Capital Resources

As of December 31, 2023, we had positive working capital of $602,286. For the year ended December 31, 2023, we incurred a loss from continuing operations of $5,483,626, inclusive of $3,140,371 for marketing and e-commerce expenses, and $5,080,417 for general and administrative fees, including professional fees primarily associated with becoming a public company, namely legal, audit, accounting, SEC reporting, Nasdaq listing and specialized consultants. This compared to a loss from continuing operations as of December 31, 2022 of $364,502, inclusive of $177,742 of selling, general and administrative expenses and $186,760 for financing expenses.

Subsequent to the end of 2023, we filed a shelf registration statement on Form S-3 (“S-3”) to provide our Company with the flexibility to issue and sell securities if and when deemed appropriate to support our ongoing business operations and in the best interest of our shareholders. The S-3 contained two prospectuses: i) a base prospectus that covers the potential offering, issuance and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $100,000,000; and ii) a sales agreement prospectus covering the potential offering, issuance and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement entered into with the New York-based investment banking firm, Maxim Group LLC (“At-the-Market Offering” or “ATM”). As of the date of this filing, we have received net proceeds from sales of our common stock pursuant to the ATM totaling an aggregate $2,313,644.  See Note 14 in our consolidated financial statements.

For the year ended December 31, 2022, we raised capital of $1,712,564, net of $212,436 in issuance costs, as a result of the sale of 192,500 shares of common stock in connection with pre-IPO private placements.

We have continued to incur losses from operations. Moreover, we do not believe we have sufficient cash to meet our anticipated operating costs and capital expenditure requirements through the next 12 months, thus we may need to raise additional capital to fund the Company’s growth and future business operations. However, we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed to support our business growth and to respond to business challenges, we may have to delay or reduce the scope of our planned strategic growth initiatives. Moreover, any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. Any debt financing could involve substantial restrictions on activities and creditors could seek additional pledges of some or all of our assets. If we fail to obtain additional funding as needed, we may be forced to cease or scale back operations, and our results, financial conditions and stock price would be adversely affected. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

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Off-Balance Sheet Arrangements

On December 31, 2023, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Contractual Obligations

Material contractual obligations arising in the normal course of business primarily consist of royalty payments to LMM, principal and interest payments for loans made by PayPal, principal and interest payments for operating leases and other purchase obligations. See Notes 6, 10, 12 and 14 to the consolidated financial statements for amounts outstanding as of December 31, 2023 for these contractual obligations.

Inflation

During 2023, inflation has adversely affected our business, financial condition and results of operations by increasing our overall cost structure and such affects will be further exacerbated if we are unable to achieve commensurate increases in the prices we charge our customers. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates, and other similar effects. As a result of inflation, we have experienced and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact market sentiment, decreasing the demand for sportswear and outerwear, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation, as well as a potential recession, our business, financial condition and results of operations could be adversely affected.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued Accounting Standards Update 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. ASU 2023-07 is effective for public business entities for fiscal years beginning after December 15, 2023, with early adoption permitted. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

In December 2023, the FASB issued Accounting Standards Update 2023-09 – Income Taxes (Topic ASC 740) Income Taxes. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in ASU 2023-09 will become effective beginning of our 2025 fiscal year. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are contained on pages F-1 through F-24, which appear at the end of this Annual Report on Form 10-K.

PART IV

ITEM 15.	EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

(a) Financial Statements and Financial Statement Schedules are set forth under Part II, Item 8 of this report.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MGO Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MGO Global, Inc. (the Company) as of December 31, 2023 and 2022 and the related consolidated statements of operations, changes in stockholders’ equity(deficit), and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses for the years ended December 31, 2023, and 2022. The Company had a net loss of $7,370,465 and $2,877,357 and net cash used in operating activities of $6,978,788 and $1,683,292, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters to be communicated, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We did not identify any critical audit matters that need to be communicated.

We have served as the Company’s auditor since 2023.

Coral Springs, Florida

June 3, 2024, except for discontinued operations and Note 8, specifically the reverse stock split, as to which the date is August 13, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE:  7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-3

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$836,446	$32,275
Accounts receivable	25,352	–
Inventories	607,022	–
Prepaid expenses	178,425	–
Other current assets	7,500	–
Current assets from discontinued operations	267,703	408,693
Total current assets	1,922,448	440,968

Property and equipment, net	319,462	–
Total assets	$2,241,910	$440,968

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	184,677	–
Accounts payable - related party	5,678	–
Accrued liabilities	216,297	9,972
Accrued payroll	533,643	–
Current liabilities from discontinued operations	379,867	1,625,557
Total current liabilities	1,320,162	1,635,529
Total liabilities	1,320,162	1,635,529

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred stock, par value, $.00001, authorized 20,000,000 shares, nil outstanding	-	-
Common stock, par value $0.00001, authorized 150,000,000 shares; 1,426,613 and 1,168,923 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	14	12
Additional paid- in capital	14,450,217	4,963,445
Accumulated deficit	(12,940,040)	(5,796,636)
Total MGO stockholders’ equity	1,510,191	(833,179)
Non-controlling interest	(588,443)	(361,382)
Total stockholder’s equity	921,747	(1,194,561)
Total liabilities and stockholders’ equity	$2,241,910	$440,968

See Accompanying Notes to Audited Consolidated Financial Statements.

F-4

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2023	December 31, 2022
Revenues, net	$3,668,926	$–
Cost of sales	969,045	–
Gross profit	2,699,881	–

Operating expenses:
Selling, general and administrative expenses	5,080,417	177,742
Marketing and e-commerce expenses	3,140,371	–
Total operating expenses	8,220,788	177,742

Operating loss	(5,520,907)	(177,742)

Other (income) expenses:
Interest expense	–	186,760
Interest income	(40,576)	–
Other (income) expenses, net	3,295	–
Total other (income) expenses	(37,281)	186,760

Net loss from continuing operations	(5,483,626)	(364,502)
Net income (loss) from discontinued operations	(1,886,839)	(2,512,855)
Net loss	$(7,370,465)	$(2,877,357)
Less: net income (loss) attributable to noncontrolling interest	227,061	(294,411)
Net loss attributable to MGO stockholders	$(7,143,404)	$(2,582,946)

Basic and diluted weighted average shares outstanding	1,426,613	1,054,242
Basic and diluted net loss per share to MGO stockholders on continuing operations	$(5.01)	$(2.45)
Basic and diluted net loss per share to MGO stockholders on discontinued operations	$(1.32)	$(2.38)

See Accompanying Notes to Audited Consolidated Financial Statements.

F-5

MGO GLOBAL INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended of December 31, 2023 and 2022

	Common Stock		Additional Paid-In	Accumulated	Total MGO Stockholders’ Equity	Non- controlling	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(deficit)	Interests	(deficit)
Balance at December 31, 2021	959,300	$9	$2,866,648	$(3,213,690)	$(347,036)	$(66,971)	$(414,007)
Share issuance for cash, net	192,500	2	1,712,561	-	1,712,564	-	1,712,564
Stock compensation expense	14,123	1	141,730	-	141,731	-	141,731
Stock issued to settle accounts payable	3,000	-	30,000	-	30,000	-	30,000
Capital contributions by founders	-	-	15,400	-	15,400	-	15,400
Warrants issued for financing expenses	-	-	183,686	-	183,686	-	183,686
Imputed interest	-	-	13,420	-	13,420	-	13,420
Net loss	-	-	-	(2,582,946)	(2,582,946)	(294,411)	(2,877,357)
Balance at December 31, 2022	1,168,923	$12	$4,963,445	$(5,796,636)	$(833,181)	$(361,382)	$(1,194,561)

Share issuance for cash, net of transaction costs	172,500	1	7,560,353	-	7,560,354	-	7,560,354
Cashless exercise of warrants	12,731	-	-	-	-	-	-
Cash received from exercise of warrants	70,000	1	699,999	-	700,000	-	700,000
Shares issuance for services rendered	1,125	-	5,281	-	5,281	-	5,281
Shares issued for vested restricted stock awards	1,334	-	6,666	-	6,666	-	6,666
Stock compensation expenses	-	-	1,214,473	-	1,214,473	-	1,214,473
Net loss	-	-	-	(7,143,404)	(7,143,404)	(227,061)	(7,370,465)
Balance at December 31, 2023	1,426,613	$14	$14,450,217	$(12,940,040)	$1,510,191	$(588,443)	$921,747

See Accompanying Notes to Audited Consolidated Financial Statements.

F-6

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,370,465)	$(2,877,357)
Net loss from discontinued operations	(1,886,839)	(2,512,855)
Net loss from continuing operations	(5,483,626)	(364,502)

Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	-	13,420
Stock compensation expenses	1,226,420	141,731
Warrants issued for financing expenses	-	183,686
Inventory obsolescence impairment	25,000	-
Depreciation expenses	6,502	-

Net changes in operating assets & liabilities:
Accounts receivable	(25,353)	-
Inventory	(678,867)	-
Prepaid expenses	(178,425)	-
Other current assets	(7,500)	-
Accounts payable - related party	28,348	(1,645)
Accrued payroll	(396,820)	746,050
Accounts payable and accrued liabilities	(1,806,829)	(2,394,311)
Net cash used in continuing operating activities	(7,244,305)	(1,675,571)
Net cash provided by discontinued operating activities	265,517	(7,702)
Net cash used in operating activities	(6,978,788)	(1,683,273)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(325,964)	-
Net cash used in investing activities	(325,964)	-

Cash flows from financing activities:
Shares issued for cash, net	7,560,354	1,712,564
Cash received from exercise of warrants	700,000	-
Repayments to loans payable - related party	-	(25,931)
Repayments to loans payable	-	(48,822)
Proceeds from loans payable - related party	4,197	45,556
Proceeds from loans payable	-	25,000
Net cash provided by continuing financing activities	8,264,551	1,708,348
Net cash used in discontinued financing activities	(138,840)	955
Net cash provided by financing activities	8,125,711	1,709,303

Net increase in cash and cash equivalents	820,959	26,030
Cash and cash equivalents at beginning of period, including discontinued operations	113,952	87,922
Cash and cash equivalents at end of period, including discontinued operations	934,911	113,952
Less cash from discontinued operations	(98,466)	(81,677)
Cash and cash equivalents at end of period	$836,446	32,275
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$456	$6,514

Non-cash financing activities
Stock issued for financing expenses	$30,000	$-

See Accompanying Notes to Audited Consolidated Financial Statements.

F-7

MGO GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 - ORGANIZATION AND OPERATIONS

Nature of Business

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global Inc. (referred to in this Recast 2023 Form 10-K as “MGO,” “MGO Global,” the “Company,” “we,” “our” and “us”) has built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

We operate our business through three subsidiaries: MGOTeam1, LLC (“MGOTeam1”); Americana Liberty, LLC and MGO Digital LLC.

On July 18, 2024, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

The Messi Store/MGOTeam 1 LLC

MGOTeam1 designs, manufactures, licenses, distributes, advertises and sells a range of products under the soccer legend Lionel (‘Leo”) Messi brand, Messi Brand. The Messi Brand is a premium lifestyle brand with a sporty edge and sells their products under their website www.themessistore.com.

On October 29, 2018, the Company entered into a Trademark License Agreement with Leo Messi Management SL (“LMM”). LMM granted the Company a worldwide non-exclusive license in order to use Leo Messi’s trademarks with the purpose of developing, manufacturing, trading and promoting the Messi Brand products.

On November 20, 2021, the Company entered into a new Trademark License Agreement with LMM to have the worldwide license to use Leo Messi’s trademarks for the purpose of developing, manufacturing, marketing and promoting his products. The Company is to pay LMM a minimum guaranteed amount on account of royalties amounting to Four Million Euros (4,000,000 €) over the four-year agreement, net of taxes with the last payment due on November 15, 2024.

On March 21, 2024, MGO assigned the Messi License to Centric Brands, which paid the Company $2,000,000 in cash and assumed the obligation to pay the minimum guaranteed amount due to LMM in 2024. The Company accounted for The Messi Store segment as discontinued operations. See Notes 2, 13 and 14.

Stand Flagpoles/Americana Liberty, LLC

On March 13, 2023, we obtained a royalty-free, worldwide and exclusive license (the “License”) to the use of certain assets of Stand Co., LLC (“Stand”) for all purposes in exchange for payment of $1.00 by the Company. The license is in perpetuity. Licensed assets include all rights to all stock keeping units (“SKU”) of Stand sold under the names: “Roosevelt Premium 25 foot Telescoping Flag Pole Kit,” “20 Foot Telescoping Flag Pole Kit” and “LED Solar Flag Pole Light;” any intellectual property and other intangible property related to SKUs, including but not limited to all rights to a brand name “Stand Flagpoles,” domain and website www.standflagpoles.com, the Meta pages associated with “Stand Flagpoles” brand name (in Facebook and Instagram); all manufacturer, distributor and customer contracts and relationships for SKUs; marketing materials; any commercialization rights; domain and administrative access to Stand’s Shopify account, Facebook Assets & Accounts; all historical digital and non-digital assets; and customer database since inception.

F-8

In support of our new flagpole business, we formed a wholly owned subsidiary, Americana Liberty, LLC (“Americana Liberty”), on March 13, 2023, which was created to advertise and sell the licensed line of Stand Flagpoles and other related products, along with an expanding line of patriotic-themed products to be developed and marketed to consumers under our new Americana Liberty brand.

In addition, on May 11, 2023, we executed a 12-month consulting agreement with Jason Harward, the owner of Stand Co. and nephew of our former Chief Marketing Officer of the Company. The consultant shall furnish the Company with business continuity and consulting services, substantially similar to the following: providing general advice and counsel regarding establishment of systems and processes for direct-to-consumer (“DTC”) and ecommerce sales and operations; provide subject matter and product-level expertise in the area of flag-poles, flags, and related products; provide consultation regarding product sourcing and distribution; and assist with the establishment, operation, optimization, and maintenance of DTC and ecommerce platforms on behalf of the Company. Consultant will be compensated for services through a combination of cash or immediately available funds and restricted stock units or shares of the Company’s stock as follows: (1) cash in the amount of $150,000, paid on September 30, 2023; (2) cash in the amount of $200,000, paid on January 10, 2024, upon satisfactory performance of the consultant’s obligations under the agreement; (3) 15,000 restricted stock units of the Company issuable on May 11, 2023 and subject to vesting in equal quarterly installments throughout the term of the agreement commencing on January 31, 2024. $109,679 was recorded as stock-based compensation for the fair value of the restricted stock units awarded as of December 31, 2023.

MGO Digital LLC

In November 2022, we formed MGO Digital LLC to leverage data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and test market new proprietary brands and brand concepts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

MGOTeam1 was formed on October 11, 2018, and the Company entered into a Rollover Agreement by and among MGOTeam1 and members of MGOTeam1 on December 6, 2021. All of the members of MGOTeam1, except for one member who owns a 11.82% membership interest in MGOTeam1, exchanged all of their membership interests in MGOTeam1 for 881,800 shares of the Company’s common stock. A sole MGOTeam1’s member did not rollover its 11.82% membership interest in MGOTeam1 to the Company as of December 6, 2021, and remains a member in MGOTeam1.

We account for the 11.82% remaining minority interest in MGOTeam1 as non-controlling interest. Both the Company and MGOTeam1 were under common control, the series of contractual arrangements between the Company and MGOTeam1 in December 6, 2021 constituted a reorganization under common control and are required to be retrospectively applied to the consolidated financial statements at their historical amounts.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

F-9

Reclassifications

Certain amounts in prior periods have been reclassified to reflect the impact of the discontinued operations treatment in order to conform to the current period presentation. In addition, on July 18, 2024, the Company effected a reverse stock split at a ratio of 1-for-10. Accordingly, the financial statements presented in this Form 10-K/A have been adjusted to reflect the reverse stock split historically.

Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our most critical estimates include those related to stock-based compensation, inventory and inventory allowance valuation. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit of $250,000. As of December 31, 2023 and 2022, the Company had $586,013 and $0 in excess of the federal insurance limit, respectively.

Accounts Receivable

Accounts receivables are carried at their estimated collectible amounts, net of any estimated allowances for credit losses. We grant unsecured credit to our wholesale customers which are deemed creditworthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for credit losses. As of December 31, 2023 and December 31, 2022, the Company had no allowance for credit losses.

Inventory

Inventory consists of raw materials and finished goods ready for sale and is stated at the lower of cost or net realizable value. We value inventories using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realized value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated net realizable value. The write downs are recognized as a component of cost of sales. As of December 31, 2023 and December 31, 2022, the Company had no allowances for inventory obsolescence.

F-10

Property and Equipment, Net

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productivity capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets which is three years for computers, equipment and software. Depreciation expense from continuing operations for the years ended December 31, 2023 and 2022, was $6,502 and $0, respectively. Accumulated depreciation from continuing operations as of December 31, 2023 and 2022 was $6,503 and $0, respectively.

	Useful Life	December 31, 2023	December 31, 2022
Computer equipment and software	3 years	$308,774	$-
Furniture	3 years	17,191	-
Total property and equipment		325,965
Less: Accumulated depreciation		(6,503)	-
Property and equipment, net		$319,462	$-

Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset. The Company executed a one-year office lease in February 2023. Due to the short-term nature of the lease, the Company did not account for the lease as a right of use asset. Subsequent to December 31, 2023, the Company renewed the office lease for an additional one-year term.

Accounts Payable

The composition of accounts payable and accrued expenses from continuing operations are as follows:

	December 31, 2023	December 31, 2022
Accounts payable	$184,677	$–
Accounts payable, related party	5,678	–
Accrued liabilities	216,297	9,972
Accrued payroll	533,643	–
	$940,295	$9,972

Warrants

The Company accounts for a warrant as an equity instrument, liability or share-based compensation in accordance with ASC 480, Distinguishing Liabilities from Equity, and/or ASC 718, Compensation – Stock Compensation, depending on the specific terms of the agreement.

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the requisite service period. The Company estimates the fair value of each stock-based option award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield. For restricted stock awards, the Company records the value of the Company stock at the date of the grant as stock-based compensation expense.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

F-11

Revenue transactions associated with the sale of Messi Brand and Stand Flagpoles products comprise a single performance obligation, which consists of the sale of products to customers either through direct wholesale or online sales through our websites www.themessistore.com and www.standflagpole.com. We satisfy the performance obligation and record revenues when transfer of control to the customer has occurred, based on the terms of sale. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. Control is transferred to wholesale customers upon shipment or upon receipt depending on the country of the sale and the agreement with the customer. Control transfers to online customers at the time upon receipt of the goods. The transactions price is determined based upon the invoiced sales price, less anticipated sales returns, discounts and miscellaneous claims from customers. Payment terms for wholesale transactions depend on the country of sale or agreement with the customer and payment is generally required within 30 days or less of shipment to or receipt by the wholesale customer. Payment is due at the time of sale for direct wholesale and online transactions.

For the years ended December 31, 2023 and 2022, the Company generated revenues of $3,668,926 and $0, respectively, directly from consumers via our website.

The following table presents net revenue by geographic location which is recognized at a point in time:

Year Ended December 31, 2023	Total
United States	$3,667,176
Rest of the World	1,750
Total Revenues	$3,668,926

Year Ended December 31, 2022	Total
United States	$-
Rest of the World	-
Total Revenues	$-

Non-Controlling Interest

As of December 6, 2021, one shareholder did not rollover its 11.82% membership interest from MGOTEAM LLC to MGOTEAM 1 LLC. According to ASC 810, Consolidation, the carrying amount of the non-controlling interest (“NCI”) will be adjusted to reflect the change in the NCI’s ownership interest in the subsidiary. Any difference between the amount by which the NCI is adjusted and the fair value of the consideration paid or received is recognized in additional paid in capital and attributed to the equity holders of the parent. The Company accounted for this portion of shares as non-controlling interest in net loss of $227,061 and $294,411 from the net loss for the years ended December 31, 2023 and 2022, respectively.

Foreign currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. The resulting monetary assets and liabilities are translated into U.S. dollars at exchange rates prevailing on the subsequent balance sheet date. Revenue and expense components are translated to U.S. dollars at weighted-average exchange rates in effect during the period. Foreign currency transaction gains and losses resulting from remeasurement are recognized in other income, net within the consolidated statements of operations.

Segment Reporting

On March 21, 2024, the Company discontinued operations of The Messi Store due to the Deed executed with Centric, LMM and the Company. As such, the Company is no longer required to provide segment reporting, as the Company has only one reportable segment as of June 30, 2024.

F-12

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances if it is more likely than not that some portion or all of the deferred assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2023 and 2022

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations as income tax expense. As of the year ended December 31, 2023, there was no income tax expense reported by the Company.

Net Loss Per Share

Basic net loss per share is calculated by dividing net loss available to ordinary shareholders by the weighted-average number of common shares outstanding during the period excluding the effects of any potentially dilutive securities. Diluted net loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued if such additional common shares were dilutive. Since the Company had net losses for all the periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded, as their effect would be anti-dilutive. At December 31, 2023 and 2022, total stock options of 114,000 and 0, respectively, and warrants of 15,978 and 70,000, respectively, were not included in the net loss per share calculation as their effect would have been anti-dilutive.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with generally accepted accounting principles, which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Recently Adopted Accounting Pronouncements

In June 2016 and subsequently amended in March 2022, the FASB issued ASC 326, Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees and other financial instruments. The Company adopted ASC 326 on January 1, 2023 and ASC 326 did not have a material impact on its consolidated financial statements.

F-13

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued Accounting Standards Update 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. ASU 2023-07 is effective for public business entities for fiscal years beginning after December 15, 2023, with early adoption permitted. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

In December 2023, the FASB issued Accounting Standards Update 2023-09 – Income Taxes (Topic ASC 740) Income Taxes. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in ASU 2023-09 will become effective beginning of our 2025 fiscal year. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

NOTE 3 – GOING CONCERN

In the pursuit of MGO’s long-term growth strategy and the development of its growing portfolio of brands, the Company has incurred continued operating losses. As of December 31, 2023 and 2022, we had a working capital surplus of $602,286. For the years ended December 31, 2023 and 2022, we incurred losses from continuing operations of $5,483,626 and $364,502 respectively, and cash used in continuing operating activities of $7,244,305 and $1,675,571, respectively. We believe the cash on hand, in connection with cash generated from future revenue, may not be sufficient to sustain continued operating losses.

On February 8, 2024, we filed a shelf registration statement on Form S-3 (“S-3”) to provide our Company with the flexibility to issue and sell securities if and when deemed appropriate to support our ongoing business operations and in the best interest of our shareholders. The S-3 contained two prospectuses: i) a base prospectus that covers the potential offering, issuance and sale from time to time of our common stock, preferred stock, warrants, debt securities and units in one or more offerings with a total value of up to $100,000,000; and ii) a sales agreement prospectus covering the potential offering, issuance and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement entered into with the New York-based investment banking firm, Maxim Group LLC (“At-the-Market Offering” or “ATM”). On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384. As of June 30, 2024, we have received net proceeds from sales of our common stock pursuant to the ATM totaling an aggregate of $1,665,533. See Note 14.

The Company is continually evaluating strategies to obtain required additional funding to support our future operations. These strategies may include, but are not limited to, equity financing, issuing or restructuring debt, entering into other financing arrangements, and restructuring operations to increase revenues and decrease expenses. Any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. The Company may be unable to access further equity or debt financing when needed or obtain additional liquidity under acceptable terms, if at all. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a period of twelve (12) months from the date these financial statements are issued.

F-14

NOTE 4 – INVENTORY

As of December 31, 2023 and December 31, 2022, net inventories amounted to $607,022 and $0, respectively.

	December 31, 2023	December 31, 2022
Finished goods	$607,022	$–
Total	$607,022	$–

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2023 and December 31, 2022, prepaid expenses amounted to $185,925 and $0, respectively.

	December 31, 2023	December 31, 2022
Prepaid expenses	$178,425	$-
Prepaid rent	7,500	-
Total	$185,925	$-

NOTE 6 – LOAN PAYABLE

On May 25, 2022, the Company entered into a loan with PayPal with an interest rate of 6.51%, principal balance of $25,000 and a monthly payment of $539 over the term of the loan. This loan matured on May 25, 2023. The Company paid the principal balance of $10,793 and incurred $456 interest during the year ended December 31, 2023. The balance of this loan was $0 and $10,793 and included current liabilities from discontinued operations as of December 31, 2023 and 2022, respectively. The loan principal and accrued interest have been paid off as of December 31, 2023. See Note 13.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company borrowed $39,642 from and paid $21,976 to our Chairman and CEO, Maximiliano Ojeda, for the year ended December 31, 2022. The Company borrowed $5,914 from and paid $3,000 to our Chief Brand Officer, Virginia Hilfiger, for the year ended December 31, 2022. The Company borrowed $0 and paid $52,404 to Mr. Ojeda, $23,844 to Mr. Groves and $47,602 to Ms. Hilfiger for the year ended December 31, 2023. These borrowings did not have a fixed maturity date or stated rate of interest. As of December 31, 2023 and December 31, 2022, the balance of loans payable to Mr. Ojeda, Mr. Groves and Ms. Hilfiger was $0 and $123,850, respectively.

The accounts payable owed to our Chairman and CEO as of December 31, 2023 and December 31, 2022 was $423 and $0, respectively.

The accounts payable owed to our Chief Brand Officer and Director as of December 31, 2023 and December 31, 2022 was $0 and $11,600, respectively, for monthly rent expense paid by Virginia Hilfiger.

The accounts payable owed to our Chief Operating Officer as of December 31, 2023 and December 31, 2022 was $0 and $10,933, respectively.

The accounts payable owed to our Board of Directors as of December 31, 2023 and December 31, 2022 was $32,547 and $0, respectively for quarterly board fees.

The accounts payable owed to our employees and consultants as of December 31, 2023 and December 31, 2022 was $17,911 and $0, respectively, for expense reports and contractor expenses.

F-15

During the year ended December 31, 2023 and 2022, related party imputed interest was $0 and $13,420, respectively. The imputed interest was recorded as interest expense and an increase in additional paid-in capital based on a rate of 12%.

The accrued payroll owed to our CEO, COO, Chief Brand Officer and employees and contractors as of December 31, 2023 and December 2022 was $367,230 and $764,050, respectively, inclusive of bonuses.

On May 11, 2023, we executed a 12-month consulting agreement with Jason Harward (“Consultant”), the owner of Stand and nephew of Matt Harward, MGO’s former Chief Marketing Officer. See Note 14. $150,000 was paid in cash to the Consultant, $70,000 was accrued in selling, general, administrative expense and $109,679 related to stock-based compensation expense for the fair value of the 15,000 restricted stock units awarded per the consulting agreement were recorded as of December 31, 2023.

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

On January 12, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters, relating to the Company’s initial public offering (the “Offering”) of 172,500 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“common stock”), which included the exercise by the underwriters in full of the over-allotment option to purchase an additional 22,500 shares of the Company’s common stock, at an Offering price of $50.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $46.50 (93% of the public offering price per Share of $50.00) and issue the underwriters three year warrants to purchase an aggregate of 8,625 shares of the Company’s common stock, which is equal to five percent (5%) of the Shares sold in the Offering. Such warrants have an exercise price of $62.50, which is equal to 125% of the Offering price (the “Warrant”).

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-268484), as amended (the “Registration Statement”), and filed with the Securities and Exchange Commission (the “Commission”) the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on January 12, 2023. The closing of the Offering for the Shares took place on January 18, 2023 with proceeds of $7,560,354, net of $1,064,646 of issuance costs, which included 22,500 shares sold by the Company upon the exercise by the underwriters of the over-allotment option in full. The Company used the net proceeds from the Offering for team expansion, marketing, general and administrative corporate purposes, including working capital and capital expenditures.

In January 2023, the Company issued 70,000 shares to the Pre-IPO funding investors pursuant to the exercise of their warrants at fair value of $10.00 per share.

In January 2023, the Company issued 12,731 shares to Boustead Securities, LLC pursuant to the cashless exercise of their 16,448 warrants.

On January 13, 2023, in connection with the Offering, the Company commenced trading on The Nasdaq Capital Market under ticker symbol “MGOL.”

In November and December 2023, the Company issued 1,125 shares of common stock for consulting services at fair value of $5,281.

In November and December 2023, the Company issued 1,334 shares for the vested Restricted Stock Units issued to directors at fair value of $6,666.

On July 18, 2024, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

F-16

During the year ended December 31, 2022, the Company had the following common stock transactions:

The Company issued 192,500 shares with proceeds of $1,712,564 from Pre-IPO funding, net of issuance costs of $212,436. 14,123 shares were issued to consultants for services at fair value of $141,731 and 3,000 shares were issued to a consultant for services at fair value of $30,000. The shares issued to consultants were valued using a Black-Scholes valuation using the following assumptions:

For the Year Ended December 31, 2022
Expected term	5 years
Expected average volatility	328% - 339%
Expected dividend yield	-
Risk-free interest rate	1.76% - 2.89%

Warrants

For the year ended December 31, 2021, the Company issued a total of 5,425 five-year warrants to Boustead Securities, LLC, an investment banking firm, with an exercise price of $10.00 per share. Upon the issuance of the warrant as compensation for its services as an investment banker, the warrant was categorized as equity and the fair value of $54,217 was recorded as transaction expense for the year ended December 31, 2021. On January 20, 2023, these warrants were exercised for a price of $10.00 with proceeds from the exercise recorded as additional paid in capital.

For the year ended December 31, 2022, the Company issued a total of 88,375 five-year warrants, with an exercise price of $10.00 per share. Included in the issuance was 18,375 warrants to Boustead Securities, LLC (“Boustead”) as compensation for its services as an underwriter. The warrants were categorized as equity and the fair value of $183,686 was recorded as a transaction expense. In November 2022, 23,800 warrants were cancelled upon a mutual agreement between the Company and Boustead.

As part of the IPO and underwriting agreements in January 2023, the Company issued to Boustead a total of 8,625 warrants, which expire in three years, and have an exercise price of $62.50 per share. On January 20, 2023, Boustead exercised 8,625 warrants in a cashless exercise transaction. In addition, 70,000 of additional outstanding warrants were exercised for a price of $10.00 with proceeds from the exercise recorded as additional paid in capital for the year ended December 31, 2023.

The following is a summary of warrant activity for the year ended December 31, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2022	70,000	$10.00	4.70	$-
Granted	8,625	10.00	-	-
Forfeited	-	-	-	-
Exercised	(78,625)	10.00	-	-
Outstanding, December 31, 2023	-	$-	-	$-
Exercisable, December 31, 2023	-	$-	-	$-

F-17

The following is a summary of warrant activity for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2021	5,425	$10.00	3.98	$-
Granted	88,375	10.00	4.74	-
Forfeited	(23,800)	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2022	70,000	$10.00	4.70	$-
Exercisable, December 31, 2022	70,000	$10.00	4.70	$-

The Company utilizes the Black-Scholes model to value its warrants. The Company utilized the following assumptions for the warrants issued for the year ended December 31, 2022:

For the Year Ended December 31, 2022
Expected term	5 years
Expected average volatility	328% - 339%
Expected dividend yield	-
Risk-free interest rate	1.76% - 2.89%

NOTE 9 – STOCK COMPENSATION

On August 15, 2022, our Board of Directors (the “Board”) and our stockholders approved our 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2022 Plan is 218,647. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 50,000 shares of our Common Stock; (ii) a number of shares of our Common Stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our Common Stock as determined by the 2022 Plan administrator.

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,451 shares of Common Stock. Such an increase resulted in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment. In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above will be effective no earlier than twenty (20) days after a Schedule 14C Information Statement has been mailed to our stockholders, which was mailed on April 29, 2024.

The types of awards permitted under the 2022 Plan include nonqualified stock options, qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

Equity awards are generally granted with an exercise price equal to the market price of the Company’s ordinary shares at the date of grant; those options have ten-year contractual terms and vest according to the vesting plan as designated by management, generally between immediate vesting to three-year continued service term. Certain equity awards provide for accelerated vesting if there is a change in control, as defined in the plans.

The fair value of each option award is estimated on the date of grant using a Black Scholes option-pricing model. The Company uses historical option exercise and termination data to estimate the term the options are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is calculated using historical dividend amounts and the stock price at the option issue date. The expected volatility is determined using the volatility of peer companies.

F-18

Stock Options

On August 1, 2023, MGO issued a total of 135,500 stock options of the Company’s Common Stock to certain directors and consultants of the Company at an exercise price of $50.00 per share and a vesting period which commenced on August 1, 2023. The remaining weighted average contractual life as of December 31, 2023 is 4.04 years.

The following is a summary of stock option activity for the year ended December 31, 2023:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2022	-	$-	-	$-
Granted	135,500	50.00	5.00	-
Forfeited	(21,500)	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2023	114,000	$50.00	4.04	$-
Exercisable, December 31, 2023	74,000	$50.00	4.04	$-

The Company estimated the fair value of the stock-based compensation using the Black Scholes Model with the following assumption inputs:

Expected life of the options	4.35-5.0
Fair value of Common Stock on grant date	$9.80 - $10.70
Expected volatility	95%
Expected dividend rate	0%
Risk-free interest rate	4.24% - 4.41%

For the years ended December 31, 2023 and 2022, the Company’s stock option compensation expense amounted to $867,110 and $0, respectively. The total unrecognized compensation cost related to stock options as of December 31, 2023 was $251,256.

Restricted Stock Units (“RSUs”)

For the year ended December 31, 2023, the Company’s compensation committee recommended to the Board of Directors and the Board approved the granting of certain RSUs to members of the senior leadership team.

The following is a summary of RSU activity for the year ended December 31, 2023:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2022	-	$-
Granted	50,604	1.41
Cancelled	(7,973)	-
Vested	(2,458)	-
Outstanding as of December 31, 2023	40,172	$1.41

The aggregate fair value of RSU awards was $630,864 and valued at the closing price of the Company’s Common Stock on the date of grant. The Company recognized $359,311 stock compensation expense related to RSU awards for the year ended December 31, 2023. The total unrecognized compensation cost related to unvested RSUs as of December 31, 2023 was $166,111.

F-19

NOTE 10 – INCOME TAXES

At December 31, 2023 and 2022, the Company’s deferred income tax assets and liabilities were as follows:

	December 31, 2023	December 31, 2022
Deferred tax asset
Net operating loss carry forwards	$2,549,650	$632,385
Total deferred tax asset	2,549,650	632,385
Less: valuation allowance	(2,549,650)	(632,385)
Total deferred tax asset	-	-
Total deferred tax liabilities	-	-
Net deferred tax asset (liabilities)	$-	$-

The valuation allowance increased by $1,917,265 during the period from December 31, 2022 to December 31, 2023, as a result of the Company’s net operating losses for the year ended December 31, 2023. The Company has net operating loss carryforwards of approximately $10,059,777 for both U.S. federal and state tax purposes as of December 31, 2023 with no expiration date. Utilization of the net operating loss and tax credit carryforwards is subject to a substantial annual limitation due to the “ownership change” limitations provided by Section 382 and 383 of the Internal Revenue Code of 1986, as amended, and other similar state provisions. Any annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

The Company has not recorded any income tax expense or benefit in the consolidated statements of operations for the years ended December 31, 2023 or 2022, due to the benefit of net operating losses in these periods. The reconciliation between the federal statutory income tax rate of 21% and the blended state income tax rate of 5.5% to the Company’s effective tax for the periods presented is as follows:

	Year Ended December 31,
	2023		2022
	Amount	Percent	Amount	Percent
Federal provision at statutory rate	$(1,409,660)	21.0%	$(604,245)	21.0%
State income taxes	(390,684)	5.5%	-	-
Non-deductible expenses	(116,921)	-	21,226	(0.7)%
Change in valuation allowance	1,917,265	-	583,019	(20.3)%
Effective tax rate	$-	0%	$-	0.0%

The Company’s effective tax rates differ from the federal statutory rate primarily due to the establishment of a valuation allowance.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes and other relevant factors.

Future changes in the unrecognized tax benefit will have no impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change significantly within the next twelve months. The Company classifies income tax penalties and interest as part of general and administrative expense in its consolidated statements of operations. There were no interest or penalties accrued as of December 31, 2023 and 2022.

In the normal course of business, the Company is subject to examination by taxing authorities generally for a period of three years from the later of each return due date or date filed.

F-20

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company is subject to credit, liquidity and market risks, as well as other payment-related risks, such as risks associated with the fraudulent use of credit or debit cards and customer banking information, which could have adverse effects on our business and revenues due to chargebacks from customers.

Legal Proceedings

We are not currently involved in any litigation that we believe could have a materially adverse effect in our financial condition or results of operations. From time to time, the Company is subject to legal proceedings, asserted claims and investigations in the ordinary course of business, including commercial claims, employment and other matters, which management considers immaterial, individually and in the aggregate. The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The requirement for these provisions is reviewed at least quarterly and adjusted to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Litigation is inherently unpredictable and costly. Protracted litigation and/or an unfavorable resolution of one or more of proceedings, claims or investigations against the Company could have a material adverse effect on the Company’s consolidated financial position, cash flows or results of operations.

NOTE 12 – SEGMENT INFORMATION

Removed in its entirety due to the recast of discontinued operations of The Messi Store.

NOTE 13 – DISCONTINUED OPERATIONS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meet the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

On March 21, 2024, the Company, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGOTeam1 to assign all of its rights and obligations under the existing Trademark License Agreement to Centric, and Centric has agreed to assume all of MGO’s rights and obligations in respect of the License Agreement, and the minimum guaranteed royalty amount due to LMM, with effect on and from March 21, 2024.

As a result of the Deed, the Company ceased operations of The Messi Store. The historical results of this business segment have been reflected as discontinued operations in our consolidated financial statements for all periods presented.

Subsequent to the receipt of the $2,000,000 in proceeds from Centric, MGOTeam1 paid MGO Global, Inc. $2,000,000 for payment on a $2,658,635 Intercompany Demand Note. The remaining balance of the Intercompany Demand Note of $658,635 is eliminated in consolidation.

F-21

Summary reconciliation of Discontinued Operations	December 31, 2023	December 31, 2022
Revenues	$1,690,949	$1,048,014
Cost of sales	1,044,048	419,573
Gross profit	646,901	628,441

Operating expenses
Selling, general, administrative expenses	250,899	1,336,176
Marketing and e-commerce expenses	988,399	515,673
Royalty expenses	1,269,556	1,273,105
Total operating expenses	2,508,854	3,125,451

Operating income (loss)	(1,861,953)	(2,497,513)

Interest expense	456	13,181
Gain on settlement of debt	(3,500)	-
Other expense	27,930	2,161
Total other expense	24,886	15,342

Net income (loss)	$(1,886,839)	$(2,512,855)
Less: net income (loss) attributable to non-controlling interest	(227,061)	(294,411)
Net income (loss) attributable to MGO stockholders	$(1,659,778)	$(2,217,444)

The following table presents a reconciliation of the carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Current assets
Cash	$98,466	$81,677
Accounts receivable	39,121	101,837
Inventories	117,531	69,546
Other current assets	7,864	7,864
Prepaid royalties		147,769
Prepaid expenses	4,721	-
Total current assets	267,703	408,693
Current liabilities
Accounts payable	115,333	684,466
Accrued liabilities	264,534	802,251
Current portion of loan payable	-	138,840
Total current liabilities	379,867	1,625,557

NOTE 14 – SUBSEQUENT EVENTS

Departure of Principal Financial Officer

On January 15, 2024, Vincent Ottomanelli resigned from his position as Chief Financial Officer of MGO. In connection with his resignation, on January 15, 2024, the independent contractor agreement between the Company and Mr. Ottomanelli, dated November 3, 2022, as amended, was terminated. Mr. Ottomanelli’s resignation did not result from any disagreement with the Company.

In connection with Mr. Ottomanelli’s resignation, the Board of Directors of the Company (the “Board”) approved the acceleration of the vesting date of 10,000 five-year stock options previously granted to Mr. Ottomanelli by changing the vesting date to January 15, 2024. The Board also approved a cash bonus of $13,500 to be paid to Mr. Ottomanelli in consideration of his meeting certain defined six-month performance objectives set forth by the Board of Directors for the second half of 2023, ended December 31, 2023, and is included in accrued payroll as of December 31, 2023. Mr. Ottomanelli has agreed to serve in a paid advisory role for a minimum of two (2) consecutive months to assist with the transition to the new Chief Financial Officer for which the Company will pay him a monthly cash fee of $5,000.

Appointment of Principal Financial Officer

Concurrently with Mr. Ottomanelli’s resignation, Dana Perez was appointed as the Chief Financial Officer of the Company effective as of January 15, 2024.

F-22

Ms. Perez will be paid an annual base salary of $165,000 and be eligible to receive an annual cash bonus equal to up to 20% of her base salary upon certain performance objectives being achieved by the Company. Ms. Perez was also granted 5,000 restricted stock units upon her appointment pursuant to the Company’s 2023 Equity Incentive Plan, which shall convert into restricted common stock of the Company on January 15, 2025. On April 2, 2024, the Board of MGO, at the recommendation of the Compensation Committee (the “Committee”), approved an increase in the base salary of Ms. Perez to $200,000 per annum, effective April 2, 2024. In addition, the Board approved an increase in the annual cash bonus which Ms. Perez will be entitled to receive based on her and the Company’s continued satisfaction of a combination of personal and Company’s goals. The annual cash bonus has been increased from ‘up to 20%’ to ‘up to 25%’ of Ms. Perez’s base salary.

The Board also approved the immediate granting of 5,000 restricted stock units (“RSUs”) in accordance with the MGO 2022 Equity Incentive Plan (the “Plan”). Subject to any acceleration provisions contained in the Plan or any other written agreement authorized by the Committee governing the terms of this award, these RSUs will vest on the one-year anniversary of their grant date, or April 2, 2025.

Loan Payable

On January 24, 2024, the Company entered into a loan with PayPal with an interest rate of 12%, principal balance of $85,000 and a monthly payment of $1,833 over the term of the loan, which is one year.

Intercompany Demand Note

On January 26, 2024, the MGO Global entered into a demand note with MGOTeam1 where MGOTeam1 promises to pay to MGO Global a principal amount of $2,658,635, with interest at 5.07% per annum. The payment is due on demand by MGO Global or such earlier date as required or permitted to be repaid. The demand note relates to royalty payments paid by MGO Global on behalf of MGOTeam1 under the Trademark License Agreement with LMM. The royalty payments made by MGO Global on behalf of MGOTeam1 were accounted for in the inter-company balances which were eliminated in consolidation as of December 31, 2023.

Issuance of Equity Awards

On March 27, 2024, the Company issued to certain of its officers and consultants (in connection with services provided by such persons) stock options to purchase a total of 30,000 shares of the Company’s common stock with an exercise price of $0.41 per share under the MGO Global Inc. 2022 Equity Incentive Plan (“2022 Plan”). These stock options were subsequently canceled by the Company as described below.

Between January 1 and August 13, 2024, stock options to purchase a total of 114,000 shares of common stock were either canceled by the Board of Directors of the Company or forfeited due to the resignation of certain employees of the Company. There are no stock options outstanding as of August 13, 2024.

From January to August 13, 2024, the Company granted to certain of its directors, officers, employees and consultants (in connection with services provided by such persons) 58,487 restricted stock units which were to convert into the shares of common stock of the Company in accordance with the terms of respective grant agreements. Such restricted stock units were granted under the 2022 Plan. Of these awards issued during 2024, 32,500 were cancelled by the Board of Directors.

From January to August 13, 2024, the Company canceled 6,668 restricted stock units, which were originally issued in 2023.

From January to August 13, 2024, 59,491 restricted stock units were converted into shares of common stock of the Company in accordance with the terms of respective grant agreements. There are no restricted stock units outstanding as of August 13, 2024.

Between January 1 and August 13, 2024, the Company issued 389,237 shares of the Company’s restricted common stock to its directors, officers, employees and consultants (in connection with the services provided by such persons) pursuant to the 2022 Plan.

Between January 1 and August 13, 2024, the Company issued 69,000 shares of the Company’s restricted common stock to two new employees as a part of their compensation, approved by the Company’s Board of Directors, outside of the 2022 Plan.

Settlement Agreement with Former Chief Marketing Officer

On February 6, 2024, the Company and Matthew Harward entered into a Settlement Agreement and Release (the “Settlement Agreement”). Mr. Harward was employed by the Company as its Chief Marketing Officer from approximately October 2022 until September 29, 2023, pursuant to an Executive Employment Agreement signed on October 13, 2022 (the “Employment Agreement”). In November 2023, Mr. Harward informally asserted certain claims against the Company based on the Company’s alleged failure to meet its obligations under the Employment Agreement. The Company disputed those claims and informally asserted other disputed claims against Mr. Harward. Pursuant to the Settlement Agreement, the parties have agreed to release all mutual claims related to the Employment Agreement and the dispute. In consideration for Mr. Harward’s release of claims, the Company agreed to pay Mr. Harward the total sum of $200,000, comprised of $100,000 in cash and $100,000 in unregistered shares of the Company’s restricted common stock. The $200,000 is included in accrued liabilities as of December 31, 2023 and was subsequently paid out in February 2024.

F-23

Registration Statement on Form S-3

On February 12, 2024, the U.S. Securities and Exchange Commission deemed the Company’s shelf registration statement on Form S-3 (registration file number: 333-276680) (“Shelf Registration”) effective. Originally filed on January 24, 2024, the Shelf Registration will provide MGO with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $100,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement with Maxim Group LLC.

On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM, whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384.

Reverse Stock Split

On February 22, 2024, the Board of Directors of the Company unanimously authorized and approved a reverse split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 (the “Shares” or “Common Stock”), at a ratio of any whole number within the range between one-for-ten (1:10) and one-for-twenty-five (1:25), with such ratio to be determined in the discretion of the Registrant’s Board of Directors and with such action to be effected at such time and date as determined by the Board of Directors (the “Reverse Split”). The Reverse Split was authorized and approved by the Unanimous Written Consent of the Board of Directors and by the Action by Written Consent of the Stockholders holding the majority of the voting power of the Company, dated February 22, 2024. Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 was filed on March 11, 2024. On July 18, 2024, the reverse stock split became effective.

Assignment of Messi Trademark License Agreement to Centric Brands

On March 20, 2024, MGOTeam1, LLC, a wholly owned subsidiary of MGO Global Inc., (together, “MGO” or the “Company”) entered into a term sheet with Centric Brands, LLC (“Centric”), providing for the terms and conditions for MGO to assign and Centric to assume the existing Trademark License Agreement (“License Agreement”), dated November 21, 2021 with an expiration date of December 31, 2024 (“Expiration Date”), between Leo Messi Management SL (“LMM”) and MGO. Pursuant to the term sheet, Centric will pay to MGO cash consideration of $2,000,000 and shall assume MGO’s minimum guarantee obligation to LMM under the License Agreement for payment due dates in 2024 amounting to €1,500,000. MGO received full payment of the $2,000,000 consideration on March 22, 2024.

On March 21, 2024, MGO, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGO to assign all of its rights and obligations under the License Agreement to Centric, and Centric has agreed to assume all of MGO’s rights and obligations in respect of the License Agreement with effect on and from March 21, 2024.

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More specifically, in accordance with the Deed, MGO assigns to Centric all ownership of, and rights and benefits in and to the License Agreement, together with any and all collateral material used or useful in the exploitation of the rights granted under the License Agreement until the Expiration Date and the applicable sell-off period. This includes, non-exhaustively and without limitations, the (i) design files in illustrator/jpeg formats; (ii) tech packs; and (iii) email customer list and website sales and visitor data. Further, effective no later than March 30, 2024, or such other date as may be agreed by MGO and Centric, Centric undertakes to take over the online store operated under the domain www.themessistore.com (“The Messi Store”), owned by LMM, and continue its operations. Centric warrants that it will keep downtime during the transfer of the domain to a minimum, maintain substantially all of the current functionality of The Messi Store, replace shipping and logistics, and continue the sale of merchandise. All costs associated and liabilities with the transfer of The Messi Store following such transfer and its future operation are assumed by Centric. Until the date of such transfer, MGO will continue to operate The Messi Store.

Centric paid MGO the $2,000,000 cash consideration in full on March 22, 2024.

Payment of Accrued Executive Compensation

On March 22, 2024, the Company paid accrued executive compensation of $221,588 for 2023 bonus accrued as of December 31, 2023, which we previously approved by the Compensation Committee. The Company also paid out $113,470 in bonus compensation for achievement of milestones in 2024 as denoted in the 2024 Executive Compensation Plan.

Amendments to Executive Employment Agreements

On March 27, 2024, the Board approved and adopted the Company’s 2024 Executive Compensation Plan, which describes MGO’s compensation philosophy and policies as applicable to the named executive officers for 2024, and explains the structure and rationale associated with each material element of the executives’ compensation. In accordance with the 2024 Executive Compensation Plan, on March 27, 2024, the Board approved, and the Company entered into, amended executive employment agreements with Maximiano Ojeda, Chief Executive Officer; Virginia Hilfiger, Chief Brand Officer and Julian Groves, Chief Operating Officer, retroactively effective on January 1, 2024.

Ojeda Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Mr. Ojeda, providing for Mr. Ojeda’s annual base salary to be increased to $325,000 from $180,000; a decrease in Mr. Ojeda’s annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a life insurance policy and a disability insurance policy; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

Hilfiger Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Ms. Hilfiger providing for Ms. Hilfiger’s annual base salary to be increased to $250,000 from $144,000; a decrease in Ms. Hilfiger’s annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

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Groves Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Mr. Groves providing for Mr. Groves’ annual base salary to be increased to $250,000 from $130,000; a decrease in Mr. Groves’ annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

Amendment to 2022 Equity Incentive Plan

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,541 shares of Common Stock. Such increase will result in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment.

In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above will be effective no earlier than twenty (20) days after a Schedule 14C Information Statement has been mailed to our stockholders, which was mailed on April 29, 2024. The amendment became effective May 19th, 2024.

Nasdaq Deficiency Notices and Request for Hearing

On April 17, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that 180 calendar day period that it had been provided by Nasdaq to regain compliance with Nasdaq Listing Rule 5550(a)(2) on April 16, 2024 did not result in the Company regaining compliance. As a consequence, the Company is not eligible for a second 180 day period, because the Company does not meet the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market. In addition, the Notice informed the Company that in light of the foregoing and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Nasdaq staff could no longer accept a plan for the Company to regain compliance with Listing Rule 5550(b)(1) and this matter has become an additional and separate basis for delisting the Company’s securities from Nasdaq.

The Notice further stated unless the Company requests an appeal of the above determination by April 24, 2024, Nasdaq has determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on April 26, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On April 18, 2024, the Company formally requested a hearing before Nasdaq’s Hearings Panel (the “Panel”) and such request was granted by Nasdaq on April 19, 2024. The hearing date is scheduled for May 30, 2024.

On May 30, 2024, senior members of MGO’s executive team and the Company’s SEC counsel participated in the hearing before the Nasdaq’s Hearings Panel and endeavored to address all questions and concerns posed by the panelists relating to the Company’s plan to regain compliance with the continued listing standards (the “Plan”) – the Plan was formally submitted to the members of the Nasdaq Hearings Panel on May 8, 2024. In accordance with the Plan, MGO requested at least until August 15, 2024 to evidence compliance with the Equity Rule and Bid Price Rule for continued listing on The Nasdaq Capital Market through execution of the Plan.

On June 14, 2024, MGO received notice from Nasdaq confirming that the Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of MGO to continue its listing on The Nasdaq Stock Market subject to the following:

1. On or before July 15, 2024, the Company will effect a reverse stock split at a ratio of 1-for-10. See Note 1 and 11.

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2. On or before August 15, 2024, the Company will (a) complete the transactions described to the Panel to achieve compliance with Listing Rule 5550(b)(1) (or its alternatives) and (b) demonstrate compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions;

3. On or before August 21, 2024, the Company must file a Form 8-K describing these transactions and indicating its post-transaction equity. The Company may do so with a balance sheet no older than 60 days containing pro forma adjustments for significant transactions or events occurring on or before the report date. Alternatively, the Company can provide an affirmative statement that, as of the date of the report, it believes it has regained compliance with the stockholders’ equity requirement based upon the specific transactions or events described; and

4. At the time of filing the Form 8-K, the Company must demonstrate compliance with all other applicable requirements for continued listing on the Nasdaq Capital Market. The Company filed an 8-K on August 12, 2024, stating its compliance with the minimum equity requirement on August 9, 2024.

Business Combination Agreement with Heidmar, Inc.

On June 18, 2024, MGO entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) with Heidmar, Inc., (“HMI”), a company organized under the laws of the Republic of the Marshall Islands; Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”); HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”); and Rhea Marine Ltd. and Maistros Shipinvest Corp (the “HMI Shareholders”). The Company, Merger Sub, Holdings, HMI and HMI Shareholders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Pursuant to the Business Combination Agreement, the Parties will effect a business combination involving the following transactions (collectively, the “Business Combination”):

(a)	Merger Sub will merge (the “Merger”) with and into the MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;
(b)	all of the issued and outstanding shares of common stock of MGO (the “MGO Common Stock”) prior to the effective time of the Merger will be converted into the right to receive common shares of Holdings (the “Holdings Common Shares”) on a one-for-one basis;
(c)	immediately after the effective time of the Merger, the HMI Shareholders will transfer all the outstanding shares of common stock of HMI (the “HMI Shares”) to Holdings (the “HMI Share Acquisition”), with HMI becoming a wholly owned subsidiary of Holdings; and
(d)	Holdings shall issue to the HMI Shareholders (i) at the closing of the Business Combination (the “Closing”), a number of Holdings Common Shares equal to (x) the number of the Company’s outstanding shares of common stock on a fully diluted and as-converted basis immediately prior to the effective time of the Merger, times (y) 16.6667, divided by (z) the number of outstanding HMI Shares immediately prior to the HMI Share Acquisition and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, additional Holdings Common Shares equal to 10% of the shares issued to the Heidmar Shareholders on the Closing.

MGO expects that the holders of MGO Common Stock and the Heidmar Shareholders will hold 5.66% and 94.34% (inclusive of shares to be distributed to advisors), respectively, of the Holdings Common Shares after the Closing, which is expected to occur late in the third quarter of 2024.

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